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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Middle East/Africa Fund, Inc.


We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-55843 of our report dated January 10, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



DELOITTE & TOUCHE LLP
Princeton, New Jersey
March 27, 1996